                                                           Exhibit 99 (f)
                                                           --------------
                                                             ( 1 of 1 )

               MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          CAPITALIZATION SCHEDULE
                               (In millions)

Set forth below is the capitalization of the company as of December 31, 1993:

  Secured debt:
     Capital lease obligations (a)........................      $  689
                                                                ------
       Total secured debt ................................         689
                                                                ------
  Unsecured debt (b):
     Senior Notes ........................................       1,095
     Senior Debentures, net...............................         437
     Commerical Paper and bank credit facilitiy borrowings         239
     Other unsecured debt.................................         121
                                                                ------
       Total unsecured debt ..............................       1,892
                                                                ------
          Total debt .....................................       2,581
                                                                ------

Stockholders' equity:
     Series D convertible preferred stock, $.10 par value,
       authorized and outstanding 13,736 shares...........           1
     Common stock, $.10 par value, authorized 800 million
       shares, issued 592 million shares..................          60
     Additional paid in capital...........................       2,493
     Retained earnings....................................       2,785
     Treasury stock at cost, 51 million shares............        (626)
                                                                ------
          Total stockholders' equity......................       4,713
                                                                ------
          Total capitalization............................      $7,294
                                                                ======



(a) See Note 3 of Notes to Consolidated Financial Statements on pages 35 and 36 of this Annual Report on Form 10-K for information concerning the company's capital lease obligations, which are obligations of subsidiaries of the company that are guaranteed by the company.
     Interest rates on capital lease obligations, on a weighted average basis, approximated 7.6% per annum at December 31, 1993.

(b)  For additional information concerning the company's long-term debt, see
     Note 4 of Notes to Consolidated Financial Statements on pages 36 through 38 of this Annual Report on Form 10-K.

          Page 1 of 1.